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                                                                    EXHIBIT 16.1




June 9, 2003

Securities and Exchange Commission
Washington D.C. 20549

Re: Cole National Corporation 401(k) Savings Plan for Employees at Former
    NuVision Locations File No. 1-12814

Dear Sir or Madam:

         We have read Item 4 of the Form 8-K of Cole National Corporation 401(k) Savings Plan for Employees at Former NuVision Locations dated June 5, 2003, and agree with the statements concerning our Firm contained therein.



                                          Very truly yours,


                                          By: /s/ Grant Thornton LLP
                                              Grant Thornton LLP